Exhibit 10.2

[Seminole, Florida]
[Brandywine, Pennsylvania]

THIRD AMENDMENT TO MASTER LEASE
(Phase II)

                    THIS THIRD AMENDMENT TO MASTER LEASE (PHASE II) (this “Amendment”) is made and entered into as of this ___ day of July, 2004 (the “Effective Date”), by and between ARC Richmond Place Real Estate Holdings, LLC, a Delaware limited liability company (“Richmond RealCo”), ARC Holland Real Estate Holdings, LLC, a Delaware limited liability company (“Holland RealCo”), ARC Sun City Center Real Estate Holdings, LLC, a Delaware limited liability company (“Sun City RealCo”), ARC Lake Seminole Square Real Estate Holdings, LLC, a Delaware limited liability company (“Lake Seminole RealCo”), and ARC Brandywine Real Estate Holdings, LLC, a Delaware limited liability company (“Brandywine RealCo”) (collectively, as their interests may appear, “Lessor”), on the one hand, and ARC Richmond Place, Inc., a Delaware corporation (“Richmond Lessee”), Freedom Village of Holland, Michigan, a Michigan general partnership (“Holland Lessee”), Freedom Village of Sun City Center, Ltd., a Florida limited partnership (“Sun City Lessee”), Lake Seminole Square Management Company, Inc., a Tennessee corporation and Freedom Group-Lake Seminole Square, Inc., a Tennessee corporation (collectively, “Lake Seminole Lessee”), and ARC Brandywine, LLC, a Tennessee limited liability company (“Brandywine Lessee”) (collectively and jointly and severally, “Lessee”), on the other hand, and ARCPI Holdings, Inc., a Delaware corporation (“Guarantor”).

RECITALS

                    A.     Lessor is the current “Lessor” and  Lessee is the current “Lessee” pursuant to that certain Master Lease dated September 30, 2002 together with the Addendum to Master Lease (Entrance Fee Facility) of even date therewith and attached thereto (the “Original Lease”), as amended by that certain First Amendment to Master Lease dated September 23, 2003 (the “First Amendment”) and that certain Second Amendment to Master Lease dated December 31, 2003 (the “Second Amendment”).  The Original Lease, as amended by the First Amendment and Second Amendment, shall be referred to herein, collectively, as the “Lease.”  The Lessee’s obligations under the Lease are guaranteed by Guarantor pursuant to a written Guaranty of Obligations dated as of September 27, 2002 (as the same has been amended and reaffirmed from time to time in accordance with the terms thereof, the “Guaranty”).  Lessor, Lessee and certain Affiliates of each are also parties to that certain Forbearance and Limited Waiver Agreement (Regarding Insurance) dated as of January 1, 2004 with respect to the Lease and certain other agreements.

                    B.     The Original Lease included ARC Santa Catalina Real Estate Holdings, LLC, a Delaware limited liability company (“Santa Catalina RealCo”), Fort Austin Real Estate Holdings, LLC, a Delaware limited liability company (“Fort Austin RealCo”) and Lessor (as defined herein) as the original “Lessor,” and Fort Austin Limited Partnership, a Texas limited partnership (“Fort Austin Lessee”), ARC Santa Catalina, Inc., a Tennessee corporation (“Santa Catalina Lessee”) and Lessee (as defined herein) as the original “Lessee,” and covered in addition to the Seminole Facility, the Brandywine Facility and the Separated Properties (as defined below) four (4) other congregate care retirement centers located in Tucson, Arizona, Denver, Colorado, Austin, Texas, and Ft. Worth, Texas, all as more particularly described in the Original Lease.

                    C.     Pursuant to the First Amendment, the Tucson Facility, Austin Facility and Ft. Worth Facility were separated from the original Leased Property, and the Lease was terminated with respect to the Denver Facility.  Concurrent therewith, Santa Catalina RealCo and Fort Austin RealCo (collectively, the “Original Phase III Lessor”), as the original “Lessor,” and Fort Austin Lessee and Santa Catalina Lessee (collectively, the “Phase III Lessee”), as “Lessee,” entered into that certain other Master Lease dated September 23, 2003 (the “Phase III Master Lease”) covering the “Leased Property” of the Tucson Facility, Austin Facility and Ft. Worth Facility (collectively, the “Phase III Leased Property”), as more particularly described in the Phase III Master Lease.   The current successor to the Original Phase III Lessor’s interest under the Phase III Master Lease is Health Care Property Investors, Inc., a Maryland corporation (“HCP”), Texas HCP Holding, L.P., a Delaware limited partnership and an Affiliate of HCP (“THCP”) and Texas HCP REVX, L.P., a Delaware limited partnership and an Affiliate of HCP and THCP (“Texas REVX”) (collectively, the “Phase III Lessor”).

                    D.     HCP and Guarantor are the only members of each of the entities comprising the current Lessor under the Lease.  HCP and Guarantor are also parties to that certain Master Agreement of even date herewith (the “Master Agreement”), pursuant to which HCP and Guarantor have agreed to cause certain transactions to be consummated, including this Amendment, all as more particularly described therein and in the other “Transaction Documents” (as defined in the Master Agreement).

                    E.     In connection with the transactions contemplated by the Master Agreement and the other Transaction Documents, Lessor and Lessee desire to execute this Amendment to separate and remove the Lexington Facility, the Holland Facility and the Sun City Facility (collectively, the “Separated Properties”) from the current Leased Property covered by the Lease and to amend the Lease in certain other particulars.  Richmond RealCo, Holland RealCo, and Sun City RealCo (collectively, the “Separated Property Owners”) are the respective fee owners of the Separated Properties and Richmond Lessee, Holland Lessee and Sun City Lessee(collectively, the “Separated Property Operators”) are the respective operators and License Holders for the Separated Properties.  In lieu of executing a New Lease (as defined in Section 31.2 of the Original Lease) in connection with such separation and removal of the Separated Properties from the Leased Property, the Separated Property Owners together with the Phase III Lessor, on the one hand, and the Separated Property Operators together with the Phase III Lessee, on the other hand, and Guarantor are concurrently herewith executing that certain First Amendment to Master Lease (Phase III) of even date herewith (the “Phase III Amendment”) pursuant to which such Separated Properties shall be added to the Phase III Leased Property and the Separated Property Owners and Separated Property Operators shall, respectively, become part of the Phase III Lessor and Phase III Lessee thereunder, all as more particularly set forth in the Phase III Amendment.

                    F.     Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Lease.

AMENDMENT

                    IN CONSIDERATION OF the foregoing recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

          1.       Separated Properties.

                    (a)     Separation of Separated Properties.  Subject to all of the terms and conditions of this Amendment and the Lease, the Separated Properties shall be separated and removed from the Lease upon the Effective Date.  Except as set forth in this Amendment, neither Lessor nor Lessee shall have any further obligations to the other pursuant to the Lease with respect to the Separated Properties subsequent to the Effective Date.

                    (b)     Phase III Master Lease.  Concurrently herewith, the Separated Property Owners together with the Phase III Lessor, on the one hand, and the Separated Property Operators together with the Phase III Lessee, on the other hand, and Guarantor are executing the Phase III Amendment.

          2.      Cessation of Obligations Under Lease and Reservations.

                    Notwithstanding anything to the contrary herein, the following obligations of Lessee with respect to the Separated Properties shall be reserved and continue subsequent to the Effective Date (as used in Sections 2 and 4 of this Amendment, “Lessee” shall have the meaning given to it under the Lease, without reference to this Amendment):

                    (a)     Lessee agrees to defend, indemnify and hold harmless Lessor from and against any and all liens, claims, costs, losses, expenses, damages, actions and causes of action for which Lessee is responsible under the Lease with respect to the Separated Properties and which accrue or accrued on or before the Effective Date or result from a breach of representation or warranty of Lessee as set forth herein.

                    (b)     Lessee shall remain liable for (i) the cost of any and all Impositions, insurance premiums, utilities charges and other expenses incurred in connection with the operation, maintenance and use of the Separated Properties through and including the Effective Date until full payment thereof and (ii) all Minimum Rent and Additional Rent payable under the Lease through and including the Effective Date (prorating such Minimum Rent and Additional Rent as applicable) until full payment thereof.  Without limiting the foregoing, Lessee shall remain responsible for and shall pay all 2003 assessments for real estate taxes due and payable in 2004, and for all prior years.  Lessee shall also be responsible for and pay its proportionate share of all real estate taxes which are assessed in 2004 and which are due and payable in 2004, based upon the number of days between January 1, 2004 and the Effective Date.

                    (c)     Lessee shall remain responsible for any personal property tax liens assessed against the Separated Properties or any personal property of Lessee therein with a lien date prior to the Effective Date (including all personal property taxes assessed in 2004 which are due and payable in 2005, and for all prior years), irrespective of the date of the billing therefor, and shall indemnify and hold Lessor harmless with respect to any claims for such taxes or resulting from non-payment thereof.

          3.       Modifications to Certain Provisions of the Lease.  Effective as of the Effective Date, the Lease shall be amended and supplemented in the following particulars:

                    (a)     New Definitions.  Except as otherwise expressly provided or unless the context otherwise requires, for all purposes of the Lease, as hereby amended, the terms defined in this Section 3(a) shall have the meanings assigned to them as provided below and shall be added to Article II of the Lease to read, in their entireties, as follows:

                    Additional Rent Lease Year:  Each period of twelve (12) full calendar months from and after the Effective Date of this Amendment, unless the Effective Date is a day other than the first (1st) day of a calendar month, in which case the first Additional Rent Lease Year shall be the period commencing on the Effective Date of this Amendment and ending on the last day of the twelfth (12th) month following the month in which the Effective Date of this Amendment occurs and each subsequent Additional Rent Lease Year shall be each period of twelve (12) full calendar months after the last day of the prior Additional Rent Lease Year; provided, however, that the last Additional Rent Lease Year during the Term may be a period of less than twelve (12) full calendar months and shall end on the last day of the Term.

                    Additional Rent Quarter:  During each applicable Additional Rent Lease Year, the first three (3) calendar month period commencing on the first (1st) day of such Additional Rent Lease Year and each subsequent three (3) calendar month period within such Additional Rent Lease Year; provided, however, that the last Additional Rent Quarter during the Term may be a period of less than three (3) calendar months and shall end on the last day of the Term.

Phase III Master Lease: As defined in the Recitals of this Amendment.

                    (b)     Amended and Restated Definitions.  The following definitions appearing in Article II of the Original Lease shall be amended and restated, in their entireties, as follows:

Base Gross Revenues: Base Gross Revenues for each Facility shall be the Gross Revenues for such Facility for the period from August 1, 2004 through and including July 31, 2005.

                    Intangible Property:  All accounts, proceeds of accounts, rents, profits, income or revenues derived from the use of rooms or other space within the Leased Property or the providing of services in or from the Leased Property and all Capital Additions; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, commercial tort claims, causes of action, investment property, letter-of-credit rights, letters of credit, money, securities entitlements, now owned or hereafter acquired by Lessee (including any right to any refund of any Impositions and any escrow deposits and reserve accounts required to be maintained in connection with any Entrance Fee Facilities (including any minimum liquid reserves, operating reserves or renewal and replacement reserves) arising from or in connection with Lessee’s operation or use of the Leased Property and all Capital Additions; all licenses and permits now owned or hereinafter acquired by Lessee, which are necessary or desirable for Lessee’s use of the Leased Property and all Capital Additions for the Primary Intended Use, including, if applicable, any certificate of need, certificate of authority or similar certificate; the right to use any trade name or other name associated with the Facility; and any and all third-party provider agreements (including Medicare and Medicaid).

                    Lessee:  Collectively, and jointly and severally, Lake Seminole Square Management Company, Inc., a Tennessee corporation; Freedom Group-Lake Seminole Square, Inc., a Tennessee corporation; and ARC Brandywine, LLC, a Tennessee limited liability company; provided, however, that it is agreed and understood by all parties hereto that, with respect to each Facility, only the License Holder with respect to such Facility shall be entitled to operate or maintain such Facility, and in no event shall any Lessee other than the applicable License Holder with respect to such Facility be entitled to operate or maintain such Facility or take other actions with respect to such Facility to the extent that such operations or the taking of such actions would violate the licensure requirements or other laws or regulations of any governmental authority with respect to such Facility.  Notwithstanding the foregoing, nothing herein shall affect the joint and several liability of the Lessees.

                    Lessor:  Collectively, as their interests may appear, ARC Lake Seminole Square Real Estate Holdings, LLC, a Delaware limited liability company; and ARC Brandywine Real Estate Holdings, LLC, a Delaware limited liability company; provided, however, that with respect to any matter as it relates to a particular Facility (including, but not limited to, any matter in which Lessor’s consent or approval is required for a particular Facility), as used herein, “Lessor” shall mean only that Lessor which is the fee owner of such Facility.  As of the date hereof, the “Lessor” for each Facility is as set forth on Exhibit H attached hereto.

                    (c)     Deleted Definitions.  The following definitions appearing in Article II of the Original Lease, as well as all or the applicable portion of any provisions directly related thereto, shall be deleted, in their entireties:  “Applicable Percentage,” “Funding Date,” “HCPI Loan Agreement,” “HCPI Loan Documents,” “Incremental Amount,” “Lender,” “Letter of Credit Amount” and “Letter of Credit Date.”

                    (d)     Rent.

                              (i)      Allocated Minimum Rent.

                                        (A)     Notwithstanding anything to the contrary in Section 3.1.1 of the Original Lease, subject to any upward adjustments as set forth in Section 3.1.4 of the Original Lease, from and after the Effective Date and continuing through the expiration of the Term, Lessee shall pay monthly “Allocated Base Minimum Rent” for all of the Facilities in the amount as set forth on Exhibit B attached to the Lease, as amended hereby, and incorporated herein by this reference.

                                        (B)     Section 3.1.2 of the Original Lease shall be deleted in its entirety.

                                        (C)     If the Effective Date shall not be the first (1st) day of a calendar month, then monthly Allocated Minimum Rent payable for the month in which the Effective Date occurs shall be prorated based upon the monthly Allocated Minimum Rent in effect before and after the Effective Date based upon the number of days for which the different rental amounts apply.

                              (ii)     Additional Rent.

                                        (A)     Section 3.1.3 of the Original Lease shall be amended to read, in its entirety, as follows:

                                        “3.1.3     Additional Rent.  In addition to Minimum Rent, Lessee shall, commencing with the first Additional Rent Quarter of the second (2nd) Additional Rent Lease Year and continuing through the expiration of the Term, pay to Lessor annual Allocated Additional Rent for each Facility in an amount equal to the product of sixteen percent (16%), times the Incremental Gross Revenues for such Facility for such Additional Rent Lease Year; provided, however, that there shall be no Allocated Additional Rent payable with respect to the Brandywine Facility during the Six Year Extended Term, except to the extent included in Fair Market Rental for the Brandywine Facility for such Six Year Extended Term as provided on Exhibit B attached to the Lease, as hereby amended.  Notwithstanding the foregoing, annual Allocated Additional Rent for each Facility for each Additional Rent Lease Year commencing with the third (3rd) Additional Rent Lease Year shall not be less than the highest annual Allocated Additional Rent payable with respect to such Facility for any prior Additional Rent Lease Year.”

                                        (B)     All Allocated Additional Rent payable under the Lease, as hereby amended, prior to the Effective Date shall be prorated as provided in the Lease.

                         (e)     Events of Default.  The following shall be added as Section 16.1(w) of the Lease:

“(w) any default beyond any applicable cure periods under the Phase III Master Lease (including any amendments, modifications and/or restatements thereof).”

                         (f)      Financial Statements.  Sections 25.1.2(a), (b) and (c) of the Original Lease shall be amended to read, in their entireties, as follows:

                         “(a)     (i) within twenty (20) days after the end of each calendar quarter, unaudited balance sheets and statements of income of Lessee, ARCPI and its consolidated Subsidiaries, and ARC and its consolidated Subsidiaries as of the end of such calendar quarter, (ii) when available, following the end of each calendar quarter, unaudited changes in common stock and other stockholders’ equity and statements of cash flows of ARC and its consolidated Subsidiaries and (iii) within ninety (90) days after the end of Lessee’s, ARCPI’s and ARC’s fiscal years, (A) a copy of the unaudited balance sheets of Lessee, and audited consolidated balance sheets of ARCPI and its consolidated Subsidiaries and ARC and its consolidated Subsidiaries as of the end of such fiscal year, (B) related audited consolidated statements of income, changes in common stock and other stockholders’ equity and statement of cash flows of ARCPI and its consolidated Subsidiaries and ARC and its consolidated Subsidiaries for such fiscal year, and (C) related unaudited statements of income of Lessee, in all cases prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved (such audited consolidated financial statements of ARC and ARCPI to be certified by nationally recognized certified public accountants);

                         “(b)     within ninety (90) days after the end of each of Lessee’s, ARCPI’s and ARC’s fiscal years, and together with the annual audit report furnished in accordance with clause (a) above, an Officer’s Certificate stating that to the best of the signer’s knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

                         “(c)     within thirty (30) days after the end of each of the first twelve (12) months of the Term and the last eighteen (18) months of the Term, all consolidated financial reports that Lessor may reasonably request containing, among other things, detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for each Facility; and otherwise within thirty (30) days after the end of each of Lessee’s quarters, all quarterly consolidated financial reports Lessor may reasonably request containing, among other things, detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for each Facility;”

                         (g)     Letter of Credit.  Article XXI of the Lease shall be deleted in its entirety.

                         (h)     Addendum – Maximum Entrance Fee Facility Liabilities.  Notwithstanding anything to the contrary in Section 48.2 of the Addendum attached to the Original Lease, Lessor and Lessee acknowledge and agree that the Maximum Entrance Fee Facility Liabilities for the Lease Year ending September 30, 2004, for each Entrance Fee Facility remaining under the Lease, as hereby amended, shall be as follows:

Seminole Facility:	$32,396,568
Brandywine Facility:	$48,897,402

Total:	$81,293,970

Lessee represents and warrants that the above amounts do not exceed One Hundred Five Percent (105%) of the sum of (i) the current actual Entrance Fee Facility Liabilities for the applicable Facility as of the Effective Date, plus (ii) the unsold inventory of such Facility as of the Effective Date, at the current market sales price therefor.  For each Lease Year after September 30, 2004, the “Maximum Entrance Fee Facility Liabilities” shall be determined pursuant to the second sentence of the definition of “Maximum Entrance Fee Facility Liabilities” set forth in Section 48.2 of the Addendum.

                      (i)     Exhibits and Schedules.  Exhibits A-4, A-5, and A-6 shall be deleted in their entirety.  Exhibit B shall be amended and restated with the information on Schedule 1 attached hereto.  Exhibit C shall be amended and restated with the information on Schedule 2 attached hereto.  Exhibit D shall be deleted in its entirety.  Exhibit F shall be amended and restated with the information on Schedule 3 attached hereto.  Exhibit G shall be deleted in its entirety.  Exhibit H, as amended and restated with the information contained on Schedule 1 of the Second Amendment, shall be amended and restated with the information on Schedule 4 attached hereto.  Exhibit K shall be amended and restated with the information on Schedule 5 attached hereto.  Exhibit M shall be amended and restated with the information on Schedule 6 attached hereto.  Exhibit N shall be amended and restated with the information on Schedule 7 attached hereto.  Exhibit O shall be deleted in its entirety.

                    4.       Release.  Effective as of the Effective Date, the Separated Property Operators shall be released from any duties, obligations and liabilities under the Lease, as hereby amended, as to the balance of the Leased Property (i.e., all Leased Property other than the Separated Properties) first accruing after the Effective Date; provided, however, that the foregoing shall not be construed to release the Separated Property Operators from (a) any duties, obligations and liabilities under the Lease, as hereby amended, or the Phase III Master Lease, as amended by the Phase III Amendment, relating to the Separated Properties (including, without limitation, the duties, obligations and liabilities relating to the Separated Properties resulting pursuant to Section 2 above) or (b) any duties, obligations and liabilities under the Lease, as hereby amended, as to all of the Leased Property, to the extent any such duties, obligations and liabilities relate to the period prior to the Effective Date.

                    5.       Representations and Covenants of Lessee.

                              Lessee represents, warrants and covenants as follows:

                              (a)     That Lessee shall neither take any action nor fail to take any action the result of which will be the imposition of any liens upon the Separated Properties or the improvements or fixtures thereon or therein or the creation of any claims against Lessor.  It is hereby mutually agreed that this provision is not intended to bestow any benefit upon any person who is not a party to this Amendment.

                              (b)     The Separated Properties and all improvements and fixtures therein are free and clear of any liens, claims or encumbrances created or suffered by, through or under Lessee, or its Affiliates, sublessees or other third parties for whom Lessee is responsible.

                              (c)     Neither Lessor nor Lessee is in default under the Lease, and Lessee does not claim any offsets, credits or defenses against rents or other amounts payable under the Lease or the calculation thereof, nor does Lessee have any other claim against Lessor under the Lease or with respect to the Leased Property.

                    6.       Consent and Reaffirmation of Guarantor.  Guarantor hereby (a) consents to this Amendment, including the separation of the Separated Properties and release of the Separated Property Operators as provided in Section 4 above, and (b) re-affirms its obligations under the Guaranty and agrees that the same extends to the Lease, as hereby amended.

                    7.       Consent of Lessor.  Lessor hereby consents to (a) Lessee entering into, and causing its Affiliates to enter into, each of the Transaction Documents, (b) the consummation of the transactions contemplated thereby in accordance with the terms thereof, and (c) all amendments of the organizational documents of each Lessee that are being executed in connection with the Transaction Documents, copies of which have been delivered to Lessor together with an Officer’s Certificate relating thereto on or prior to the Effective Date of this Amendment.  The parties acknowledge that this Amendment is one of the Transaction Documents contemplated by the Master Agreement.

                    8.       Reaffirmation of Master Lease.  Lessor and Lessee hereby acknowledge, agree and reaffirm that the Lease, as hereby amended, is and the parties intend the same for all purposes to be treated as a single, integrated and indivisible agreement.

                    9.       Governing Law.  THIS AMENDMENT WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY.  ACCORDINGLY, IN ALL RESPECTS THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                    10.    Full Force and Effect; Counterparts; Facsimile Signatures.  Except as hereby amended, the Lease shall remain in full force and effect.  In other words, nothing herein shall affect the validity of the Lease or Lessee’s (as the definition of Lessee has been amended hereby) continued obligations thereunder with respect to the Seminole Facility and the Brandywine Facility.  This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument.  Telecopied signatures may be used in place of original signatures on this Amendment, and Lessor and Lessee both intend to be bound by the signatures of the telecopied document.

[SIGNATURE PAGE FOLLOWS]

                    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“Lessor”

ARC RICHMOND PLACE REAL ESTATE HOLDINGS, LLC
ARC HOLLAND REAL ESTATE HOLDINGS, LLC
ARC SUN CITY CENTER REAL ESTATE HOLDINGS, LLC
ARC LAKE SEMINOLE SQUARE REAL ESTATE HOLDINGS, LLC
ARC BRANDYWINE REAL ESTATE HOLDINGS, LLC
each, a Delaware limited liability company

WITNESSED:	By:	ARCPI Holdings, Inc., a Delaware corporation, its member

By:
Witness
Title:

Witness

WITNESSED:	By:	Health Care Property Investors, Inc., a Maryland corporation, its member

By:
Witness
Title:

Witness

[Signature pages continue]

“Lessee”

ARC RICHMOND PLACE, INC., a Delaware corporation
LAKE SEMINOLE SQUARE MANAGEMENT COMPANY, INC., a
Tennessee corporation
FREEDOM GROUP-LAKE SEMINOLE SQUARE, INC., a Tennessee corporation
ABC BRANDYWINE, LLC, a Tennessee limited liability company
WITNESSED:

By:

Title:

Witness

Witness

FREEDOM VILLAGE OF HOLLAND, MICHIGAN, a Michigan general partnership
FREEDOM VILLAGE OF SUN CITY CENTER, LTD., a Florida limited partnership
WITNESSED:
	By:	ARC Freedom, LLC, managing partner

By:
Witness
Title:

Witness

[Signature pages continue]

“Guarantor”

WITNESSED:	ARCPI HOLDINGS, INC., a Delaware corporation

By:
Witness
Title:

Witness